                        LAWRENCE FINANCIAL HOLDINGS, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT


This Code of Ethics and Business Conduct represents an overview of the corporate policies that should govern the actions of all employees, officers and directors of Lawrence Financial Holdings, Inc. (the "Company") and its subsidiaries. It is not a replacement for policies and procedures that address the specifics of our business or which may impose stricter or more detailed requirements. No code of conduct can cover every potential situation. The Code is designed to provide written standards to promote honest and ethical conduct, compliance with law, and a vehicle for prompt internal reporting and accountability to assure adherence to the Code. It is, therefore, your responsibility to apply the principles set forth in this Code in a responsible fashion and with the exercise of good business judgment.

The policies and procedures contained in this Code of Ethics and Business Conduct do not constitute a legal contract and may be changed, modified or discontinued from time to time without notice (except as required by law) and in the sole discretion of the Company. Failure to adhere to these policies and procedures may result in disciplinary action up to and including dismissal.

Except as otherwise provided by written agreement or applicable law, persons employed by the Company or its subsidiaries are employed at will, and the Company reserves the right to take employment action, including termination, at any time for any reason without notice.





                            Adopted December 24, 2003

                                TABLE OF CONTENTS

   Financial Policies                                                     3

   Political Contributions and Activities                                 4

   Conflicts of Interest                                                  4

   Accepting Gifts and Gratuities                                         5

   Corporate Opportunities                                                5

   Equal Employment Opportunity, Harassment and Sexual Harassment         6

   Illegal and Impairing Substances                                       7

   Workplace Violence                                                     7

   Marketing Practices and Antitrust                                      7

   Computer Networks, Voice Mail, E-Mail and the Internet                 8

   Confidential Information                                               9

   Examinations, Government Investigations and Litigation                11

   Detailed Policies and Procedures                                      11

   Administration of the Code of Ethics and Business Conduct             11

   Key Contacts                                                          14


   NOTE: THROUGHOUT THE Code of Ethics and Business Conduct, THE TERM "COMPANY" REFERS TO THE COMPANY AND/OR THE SUBSIDIARY IN WHICH AN EMPLOYEE WORKS, DEPENDING ON CONTEXT.


FINANCIAL POLICIES                                   in securing business or other special
                                                     considerations is prohibited. This policy does
USE OF COMPANY ASSETS                                not prohibit normal and customary business
                                                     expenses such as reasonable entertainment, trade
The Company's assets are to be used exclusively      organization dues or similar expenses that are
in the pursuit of the Company's business except      allowed by applicable Company policies, which
for minimal personal use authorized by your          must be properly reported on an appropriate
supervisor in accordance with other Company          expense report form.
policies. The Company's assets include
equipment, facilities, supplies, services such       RELATIONS WITH GOVERNMENT EMPLOYEES
as telephones and computer networks, and the
time and efforts of its employees. You should        The U.S. government has various regulations
not use Company assets for personal gain or          prohibiting government personnel from accepting
convenience, or make Company assets available        entertainment, gifts, gratuities or other
for the gain or convenience of anyone else, or       business courtesies that may be acceptable in
for any purpose other than conducting the            the private commercial sector. All Company
Company's business unless you have express           employees who may have to make these sorts of
management authorization to do so.                   judgments must understand and comply with the
                                                     letter and intent of such regulations.
AUTHORITY TO MAKE COMMITMENTS
                                                     INTEGRITY OF RECORDS AND REPORTS
Only specific employees are authorized to make
financial or other commitments on behalf of the      The Company's accounting records are relied upon
Company. Commitments might be such things as         to produce reports to the Company's management,
approving a loan or other extension of credit,       shareholders, governmental entities and others.
ordering equipment or materials, authorizing         All Company accounting records and reports
business travel, approving payment of an invoice     produced from those records shall be kept and
or expense report, authorizing budgets or budget     presented in a timely fashion and in accordance
overruns, signing leases or other contracts,         with the laws of each applicable jurisdiction.
selling Company assets, settling litigation or       Such records and reports must accurately and
other claims, borrowing money, setting               fairly reflect in reasonable detail the
compensation or employee benefits, making            Company's assets, liabilities, revenues and
charitable contributions and other transactions.     expenses.
These authorizations are in writing and are
governed by corporate policies. You should not       Responsibility for accurate and complete
make a Company commitment unless you have the        financial records does not rest solely with the
express authority to do so.                          Company's accounting employees. All employees
                                                     involved in approving transactions, supplying
BRIBES AND OTHER ILLEGAL CORPORATE                   supporting information for transactions and
PAYMENTS                                             determining account classifications have
                                                     responsibility for complying with our policies.
The use of Company funds for payments to any
individual, company or organization for the          REPORTS TO MANAGEMENT
purpose of obtaining favorable treatment
                                                     The same high standards required in the
                                                     Company's external reporting apply to financial
                                                     reports to management. Accruals and estimates
                                                     included in internal reports (such as business
                                                     plans, budgets and forecasts) shall

                                                3



be supported by appropriate documentation and        between your personal interests and the
based on good-faith judgment.                        interests of the Company. Knowingly acting in a
                                                     manner that presents a conflict between your
PAYMENTS AND DISBURSEMENTS                           personal interests and the best interests of the
                                                     Company is a violation of this Code. A conflict
All payments made by or on behalf of the Company     of interest cannot be defined precisely, only
must be documented in the accounting records         illustrated. The basic factor that exists in all
with appropriate approval(s) and an adequate         conflict situations is a division of loyalty
description of the business purpose of the           between the Company's best interests and the
disbursement.                                        personal interest of the individual. Many, but
                                                     not all, conflict situations arise from personal
CASH DEPOSITS AND BANK ACCOUNTS                      loyalties or personal financial dealings. It is
                                                     impossible to list every circumstance giving
All cash received by the Company shall be            rise to a possible conflict of interest, but the
promptly recorded in the accounting records and      following illustrates the types of situations
deposited in a bank account properly authorized      that may cause conflicts.
by the Company. All bank accounts and other cash
accounts shall be clearly and accurately             FAMILY MEMBERS
recorded in the accounting records. No
unrecorded accounts, funds or assets shall be        A conflict of interest may exist when the
established for any purpose.                         Company does business with or competes with an
                                                     organization in which a family member has an
COOPERATION WITH INQUIRIES                           ownership or employment interest. "Family
                                                     members" include a spouse, parents, children,
Consistent with statutes and regulations             siblings and in-laws. You may not conduct
regarding privacy of records, employees shall        business on behalf of the Company with family
provide complete and accurate information in         members or an organization with which the
response to inquiries from the Company's             employee or a family member is associated unless
internal and outside independent auditors as         you receive prior written approval under this
well as the Company's legal counsel.                 Code.

POLITICAL CONTRIBUTIONS AND                          OWNERSHIP IN OTHER BUSINESSES
ACTIVITIES
                                                     You cannot own, directly or indirectly, a
No Company funds or assets, including the work       significant financial interest in any business
time of any employee, will be contributed,           entity that does business with or is in
loaned or made available, directly or                competition with the Company unless you receive
indirectly, to any political party or to the         prior written approval under this Code. As a
campaign of any candidate for a local, state or      guide, "a significant financial interest" is
federal office.                                      defined as ownership by an employee and/or
                                                     family members of more than 1% of the
CONFLICTS OF INTEREST                                outstanding securities/capital value of a
                                                     corporation or that represents more than 5% of
You must carry out your professional                 the total assets of the employee and/or family
responsibilities with integrity and with a sense     members.
of loyalty to the Company. You must avoid any
situation that involves a possible conflict or       OUTSIDE EMPLOYMENT
an appearance of a conflict of interest
                                                     Employees must keep outside business activities,
                                                     such as a second job or self-employment,
                                                     completely separate from the employee's
                                                     activities with the

                                                  4



Company. Employees may not use Company assets,              make clear that it is those
facilities, materials, or services of other                 relationships, rather than the business
employees for outside activities unless                     of the Company, that are the motivating
specifically authorized by the Company, such as             factors;
for certain volunteer work.
                                                     o       Acceptance of meals, refreshments,
DISCLOSURE REQUIRED - WHEN IN DOUBT,                         travel arrangements, accommodations or
ASK!                                                         entertainment, all of a reasonable
                                                             value, in the course of a meeting or
You should avoid any actual or apparent conflict             other occasion, the purpose of which is
of interest. Conflicts can arise unexpectedly                to hold bona fide business discussions
and prompt disclosure is CRITICALLY IMPORTANT.               or to foster better business relations,
Employees must disclose existing or emerging                 provided that the expense would be paid
conflicts of interest (including personal                    for by the Company as a reasonable
relationships that could reasonably be                       business expense if not paid for by
considered to create conflicts) to their manager             another party;
and follow the guidance provided. Directors must
disclose existing or emerging conflicts of           o       Acceptance of advertising or promotional
interest to the Chairman of the Audit Committee.             material of reasonable value, such as
                                                             pens, pencils, note pads, key chains,
ACCEPTING GIFTS AND GRATUITIES                               calendars and similar items;

ACCEPTING THINGS OF VALUE                            o       Acceptance of discounts or rebates on
                                                             merchandise or services that do not
Except as provided below, you may not solicit or             exceed those available to other
accept for yourself or for a third party                     customers;
anything of value from anyone in return for any
business, service or confidential information of     o       Acceptance of gifts of reasonable value
the Company. Things of value include gifts,                  related to commonly recognized events or
meals, favors, services and entertainment. The               occasions, such as a promotion, new job,
purpose of this policy is to ensure that the                 wedding, retirement, birthday or
Company's business is safeguarded from undue                 holiday; or
influence of bribery and personal favors.
                                                     o       Acceptance of civic, charitable,
The solicitation of and acceptance of things of              education or religious organizational
value is generally prohibited by the Bank                    awards for recognition of service and
Bribery Act. Violations may be punished by fines             accomplishment.
and imprisonment.
                                                     OTHER TRANSACTIONS
PERMITTED TRANSACTIONS
                                                     If you are offered or receive something of value
The following transactions are permitted and         beyond what is permitted in this Code, you must
will be considered as exceptions to the general      obtain prior approval before you may accept or
prohibition against accepting things of value:       keep it. Transactions other than those described
                                                     above may be approved so long as approval is
o       Acceptance of gifts, gratuities,             consistent with the Bank Bribery Act. If you are
        amenities or favors based on family or       at all uncertain as to whether you may accept
        personal relationships when the              something of value, do not hesitate to ask.
        circumstances
                                                     CORPORATE OPPORTUNITIES

                                                     Directors and officers of the Company stand in a
                                                     fiduciary relationship to the Company. It is a
                                                     breach of this duty for any such person to take
                                                     advantage of a business opportunity for his or
                                                     her own personal profit or benefit when


                                                   5


the opportunity is within the corporate powers       o       Submission to such conduct is made
of the Company and when the opportunity is of                either explicitly or implicitly a term
present or potential practical advantage to the              or condition of an individual's
Company, unless the Board of Directors knowingly             employment, or used as the basis for
elects not to avail itself of such opportunity               employment decisions affecting such
and the director's or officer's participation is             individual; or
approved in advance by the Board. It is the
policy of the Company that no director or            o       Such conduct creates an intimidating,
executive officer appropriate a corporate                    hostile or offensive working
opportunity without the consent of the Board of              environment.
Directors.
                                                     Sexual harassment can involve either a tangible
EQUAL EMPLOYMENT OPPORTUNITY,                        employment action or a hostile work environment.
HARASSMENT AND SEXUAL                                Sexual harassment includes more than overt
HARASSMENT                                           physical or verbal intimidation. Lewd or vulgar
                                                     remarks, suggestive comments, posters, pictures
EQUAL EMPLOYMENT OPPORTUNITY                         and calendars, pressure for dates and sexual
                                                     favors, and unacceptable physical contact are
It is the policy of the Company to provide equal     examples of what can constitute harassment.
employment opportunity in full compliance with
all federal, state and local equal employment        It is important to realize that what may not be
opportunity laws and regulations.                    offensive to you MAY be offensive to others. You
                                                     should consider carefully the effect of your
HARASSMENT PROHIBITED                                words and actions on others, and should not
                                                     assume that another employee's failure to object
The Company is committed to providing a work         means that the employee welcomes the behavior at
environment where all employees work free from       issue.
harassment because of race, color, religion,
age, gender, sexual orientation, national            The Company as a general matter does not seek to
origin, disability or any characteristic             regulate the private social behavior of
protected by applicable law. The Company will        employees. However, intimate relationships
not tolerate harassment by employees,                between supervisors and employees whom they
supervisors, customers or others.                    directly supervise are discouraged. Because of
                                                     the undesirable workplace repercussions that
Our policy is essentially based on common sense:     they may have, any such ongoing relationship
all employees should treat each other with           should be disclosed to the supervisor's
respect and courtesy. Harassment in any form -       department head. All employees should understand
including verbal and physical conduct, visual        that no one at the Company has the authority to
displays, threats, demands and retaliation - is      offer job benefits or threaten job disadvantages
prohibited.                                          based on the provision of sexual favors.

WHAT CONSTITUTES SEXUAL HARASSMENT                   Sexual harassment also can occur among
                                                     co-workers or result from behavior by
The Equal Employment Opportunity Commission has      contractors or other non-employees who have
guidelines that define sexual harassment as          reason to interact with Company employees. Our
unwelcome sexual advances, requests for sexual       policy extends to these circumstances as well.
favors and other verbal or physical conduct of a
sexual nature when:

                                                 6


OBLIGATION TO REPORT                                 connection with the conduct of Company business
                                                     elsewhere at any time.
Any employee who has reason to believe that
he/she is being harassed must promptly report        You are prohibited from possessing firearms
the harassment. The official procedure for           while on Company property or while conducting
reporting violations or suspected violations of      Company business anywhere at any time unless
this policy is located on page 12 of this Code       authorized by the Company.
under the heading "How to Report a Violation."
Do not allow an inappropriate situation to           MARKETING PRACTICES AND
continue by not reporting it, regardless of who      ANTITRUST
is creating the situation.
                                                     MARKETING PRACTICES
INVESTIGATIONS
                                                     The Company's products and services must be sold
As set forth in "Administration of the Code of       fairly and honestly. You should not attempt to
Ethics and Business Conduct," beginning on page      take advantage of anyone through manipulation,
11, the Company will promptly investigate            concealment, abuse of privileged information,
allegations of harassment and, to the extent         misrepresentation of material facts, or any
possible, conduct such investigations                other unfair practice. Many of the products and
confidentially. Any employee who is found to         services provided by the Company and its
have violated this policy is subject to              subsidiaries are subject to laws and regulations
discipline or discharge.                             that specify the information that must be
                                                     provided to the Company's customers. It is the
NO RETALIATION                                       policy of the Company to comply fully with these
                                                     disclosure requirements.
The Company will not tolerate retaliation in any
form against an employee who has, in good faith,     ANTITRUST
reported an incident of harassment, and
employees should not fear that such a report         The antitrust laws are intended to foster free
will endanger his/her job.                           and open competition and it is important that
                                                     the Company comply with the letter and the
ILLEGAL AND IMPAIRING SUBSTANCES                     spirit of such laws. Agreements that reduce
                                                     business competition are a core concern of the
You may not possess, use, sell, distribute or be     antitrust laws and violations may result in
under the influence of illegal drugs while on        severe civil and criminal penalties to the
Company property or while conducting Company         Company and to individuals. Antitrust laws
business anywhere. Such behavior is a violation      pertain to dealings with customers and suppliers
of Company policy in addition to being a             as well as competitors.
violation of the law.
                                                     In some cases, depending on the circumstances,
When reporting for work and throughout the work      the antitrust laws prohibit discussions among
day, you must be fit for duty at all times and,      competitors about competitively sensitive
in particular, not pose a safety hazard to           subjects. The most serious antitrust violations
yourself or others through your use of alcohol       are agreements among competitors that directly
or other legal, but impairing, substances.           restrict competition among them.

WORKPLACE VIOLENCE

The Company expressly prohibits any acts of violence or threats of violence by any Company employee against any other person in or about
Company facilities or in

                                                   7



They include agreements:                                     yourself in a manner that protects the
                                                             Company from damage, theft, waste and
o       To raise, lower or stabilize prices;                 violations of the law, including:

o       To divide the areas in which they will               -    Protecting against exposure to
        do business or the customers they will                    potentially destructive elements,
        serve; or                                                 intentional (viruses, sabotage, etc.)
                                                                  or unintentional (bugs);  and
o       To refuse to deal with certain customers
        or suppliers.                                        -    Protecting against unauthorized
                                                                  access to Company information or
Conduct intended to drive a competitor out of                     resources (hacking).
business may also violate antitrust laws. It is
the policy of the Company to comply fully with       COMPANY PROPERTY AND PRIVACY
all applicable antitrust laws.
                                                     Computer networks and electronic communications
Antitrust is a complex area of the law and           systems, and all messages and log files
violations have serious consequences for the         generated on or handled by them (including
Company and for individuals personally. The          back-up copies), are considered to be the
Company's legal counsel should be consulted with     property of the Company.
any questions.
                                                     There should be no expectation of privacy in
COMPUTER NETWORKS, VOICE MAIL,                       these electronic interactions. The Company may
E-MAIL AND THE INTERNET                              monitor the content of your electronic
                                                     communications or monitor the content of server
Many Company employees depend on access to           log files to review what Web sites or other
computer networks, voice mail, e-mail and/or the     Internet locations you have visited and what
Internet to do their jobs. These tools come with     files you may have sent or received. Computer
risks and responsibilities that all employees        networks, e-mail systems, voice mail systems and
must understand and accept.                          server logs are monitored regularly to support
                                                     routine and non-routine activities such as
You must use these resources only for the            operations, maintenance, auditing, security and
business activities of the Company (except as        investigations. You should also keep in mind
described under "Authorized Uses" below) and:        that, as a matter of law, the Company may be
                                                     called upon to turn over this information to law
o       Properly identify yourself in electronic     enforcement and private litigants.
        communication;
                                                     You may not intercept or disclose, or assist in
o       Use only your own password and user ID       intercepting or disclosing, electronic
        to gain access to systems or data;           communications or Internet activity except as
                                                     specifically provided above and only then with
o       Accept full personal responsibility for      appropriate authorization.
        the activities undertaken with your
        password and user ID;                        AUTHORIZED USES

o       Delete e-mail, voice mail and other          Company computer networks, e-mail and voice mail
        electronic files in accordance with          systems and Internet access generally must be
        applicable record retention policies;        used only for Company
        and

o       Comply with the computer security
        policies of the Company and conduct

                                                  8


business activities. Incidental personal             o       Preventing the release of unauthorized
use is permitted if it:                                      or inappropriate information that might
                                                             adversely affect the Company's business;
o       Doesn't preempt or interfere with any                and
        Company business activity or with
        employee productivity; and                   o       Avoiding violations of the law,
                                                             particularly the securities laws
o       Consumes only a trivial amount of                    relating to disclosure of material
        Company resources.                                   financial information before the
                                                             information is made public.
Incidental personal use is subject to the same
policies as business use.                            WHAT IS CONFIDENTIAL INFORMATION?

PROHIBITED USES                                      What follows is not a complete list of what is
                                                     considered to be confidential information, but
Under no circumstances should Company computer       it illustrates what is typically confidential
networks, e-mail and voice mail systems or           unless it has been disclosed by the Company in a
Internet access be used:                             securities filing, press release, or other
                                                     authorized formal or official public
o       For any illegal activity;                    communication:

o       To communicate offensive sexual, racial      o       Financial results, budgets or forecasts;
        or other remarks, jokes, slurs and
        obscenities;                                 o       Business plans, operating plans,
                                                             strategy statements, memos, operating
o       For private business, commercial or                  manuals, organization charts and other
        solicitation activities;                             internal communications;

o       For chain-letter communications of any       o       Company investments, acquisitions or
        kind;                                                divestitures;

o       For charitable endeavors that are not        o       New products, processes or designs;
        Company-sponsored or authorized,
        including any fundraising;                   o       Whether a product or business is meeting
                                                             financial or other expectations;
o       For gambling; or
                                                     o       Business relationships or the terms of
o       For pornography.                                     any business arrangement, including
                                                             prices paid or received by the Company;
Additional uses may be prohibited or limited by
other provisions of this Code or by other            o       Customer data such as customer names and
Company policies.                                            addresses or any confidential personal
                                                             or business information of the customer;
CONFIDENTIAL INFORMATION
                                                     o       Advertising and marketing plans and
Many employees learn confidential Company                    campaigns;
information in the course of their jobs and use
it to perform important functions. It is vitally     o       Wages and salaries, bonus or
important that all employees handle confidential             compensation plans, notices to
information properly.

There are two major concerns:

                                                   9



employees or unannounced personnel                   PROPER DISCLOSURES
changes; and
                                                     Some employees must disclose confidential
o       Personal information about any employee.     Company information as a part of their job
                                                     responsibilities. This policy on confidential
In general, if information about the Company has     information is not intended to prohibit such
not been made public by the Company, it should       authorized disclosures.
be treated as confidential.
                                                     A few examples of situations in which
NON-DISCLOSURE AND NON-USE                           confidential information might properly be
                                                     disclosed are:
You may not disclose to unauthorized persons or
use for your own personal advantage or profit,       o       Disclosure of operational data to
or the advantage or profit of another, any                   vendors or consultants in connection
confidential information that you obtain as a                with providing services to the Company;
result of your position with the Company. This
includes not only financial analysts and the         o       Participation in legitimate and
press, but also business associates, family                  authorized industry surveys;
members and personal friends. It is a serious
mistake to disclose such information to anyone       o       Providing data to governmental agencies
simply because you are confident that that                   as part of required filings; or
person will neither try to benefit from it nor
disclose it to others.                               o       An authorized employee responding to
                                                             media or financial analyst inquiries.
Your obligations not to disclose the Company's
confidential information and not to use it for       You should be certain that you understand what
unauthorized purposes continue after your            you have been authorized to disclose, and to
employment with, or service as a director of,        whom, prior to disclosing any confidential
the Company ends.                                    information.

PRIVACY OF CUSTOMER INFORMATION                      "INSIDE" INFORMATION AND INSIDER TRADING

The Company is entrusted with important              You must not trade in the Company's stock when
information about individuals and businesses. It     you have material information about the Company
is essential that you respect the confidential       that is not yet public. Material information is
nature of this information. The Company is           information that would reasonably be expected to
legally obliged to protect the privacy of a          either (1) affect the price of securities issued
consumer's privacy practices are set out in a        by the Company or (2) be important to an
privacy policy that is circulated to our             investor in deciding whether to buy, sell or
customers and made available to the public. All      hold securities issued by the Company.
employees are expected to adhere to the              Furthermore, you must not communicate material
Company's privacy policy.                            non-public information to persons outside the
                                                     Company so that they may profit from
PUBLIC DISCLOSURES                                   transactions in the Company's securities.

You may be asked for information about the           You should call the Chief Financial Officer with
Company by the media, trade groups, consultants      any questions about buying or selling Company
and others collecting information for various        stock.
purposes. You should not make public statements
on behalf of the Company or provide confidential
information in response to external inquiries
unless you have been authorized to do so.

                                                  10


ENGAGING IN INSIDER TRADING, OR PROVIDING            Chief Executive Officer immediately, even if the
CONFIDENTIAL INFORMATION THAT IS USED IN INSIDER     action or threats appear to be without merit or
TRADING, IS ILLEGAL AND CAN RESULT IN                insignificant.
SUBSTANTIAL FINES AND CRIMINAL PENALTIES TO YOU.
                                                     PRESERVATION OF RECORDS
EXAMINATIONS, GOVERNMENT
INVESTIGATIONS AND LITIGATION                        All records relating to the business of the
                                                     Company shall be retained as required by the
REGULATORY EXAMINATIONS                              Company's record retention guidelines.
                                                     Notwithstanding such guidelines, under no
The Company and its subsidiaries are subject to      circumstances shall any records known to be the
examination by federal banking regulators. It is     subject of or germane to any anticipated,
Company policy to cooperate fully with the           threatened or pending lawsuit, governmental or
Company's regulators.                                regulatory investigation, or bankruptcy
                                                     proceeding be removed, concealed or destroyed.
GOVERNMENT INVESTIGATIONS
                                                     DETAILED POLICIES AND
It is Company policy to cooperate with               PROCEDURES
reasonable and valid requests by federal, state
or local government investigators. At the same       This Code does not contain all of the policies
time, the Company is entitled to all the             of the Company or all of the details of the
safeguards provided in the law for persons under     policies that are included. The Company has
investigation, including representation by           written policies and procedures that provide
counsel.                                             more information on some of the topics in this
                                                     Code of Ethics and Business Conduct.
Accordingly, if a government investigator
requests an interview with you, seeks                Talk to your supervisor about the Company's
information or access to files, or poses written     policies and procedures that you are responsible
questions, he/she should be told that you must       for following in your job and make sure that you
first consult with the Company's legal counsel.      have reviewed and understand them.
You should immediately contact Chief Executive
Officer, who will then provide advice as to          ADMINISTRATION OF THE CODE
further action.                                      OF ETHICS AND BUSINESS
                                                     CONDUCT
PENALTIES
                                                     The Chief Executive Officer of the Company has
You should be aware that criminal sanctions          the final responsibility for administration of
could be imposed upon any person who submits         this Code.
false or misleading information to the
government in connection with any regulatory
examination or government investigation. Full
cooperation and proper legal supervision of any
response in connection with a regulatory
examination or government investigation is
essential from both corporate and individual
viewpoints.

LITIGATION

In the event any litigation is begun or
threatened against the Company, notify the

                                                 11


EVERY DIRECTOR, OFFICER AND EMPLOYEE                 HOW TO REPORT A VIOLATION
HAS AN OBLIGATION TO:
                                                     Any employee having information about a
o       COMPLY with this Code of Ethics and          violation (or suspected violation) of this Code
        Business Conduct, which prohibits            must promptly report the violation to the Human
        violation of local, state, federal or        Resources Coordinator.
        foreign laws and regulations applicable
        to our businesses, and requires              If the violation involves the Human Resources
        compliance with all Company policies;        Coordinator, then the employee should report the
                                                     violation by informing the Chief Executive
o       BE FAMILIAR with laws and Company            Officer.
        policies applicable to his/her job and
        communicate them effectively to              Directors may submit any reports of violations
        subordinates;                                (or suspected violations) of this Code in
                                                     writing to the Chairman of the Audit Committee.
o       ASK QUESTIONS if a policy or the action
        to take in a specific situation is           Concerns regarding questionable accounting or
        unclear;                                     auditing matters should be handled under the
                                                     procedures for confidential, anonymous
o       BE ALERT to indications and/or evidence      submissions established by the Audit Committee.
        of possible wrongdoing; and                  See the Company's "Employee Complaint Policy and
                                                     Procedures for Accounting and Auditing Matters".
o       REPORT violations and suspected
        violations of this Code of Ethics and        FOLLOW-UP TO THE REPORT OF A VIOLATION
        Business Conduct to the appropriate
        person as described in "How to Report a      Investigations, discussions and actions taken as
        Violation" below and elsewhere in this       a result of reported violations will be
        Code.                                        conducted by the Human Resources Coordinator,
                                                     who will report to the Company's Chief Executive
The Company's managers have a particular             Officer as appropriate. Individuals who are
responsibility to notice and question incidents,     alleged to be involved in a violation will not
circumstances and behaviors that point to a          participate in its investigation.
reasonable possibility that a violation of this
Code has occurred. A manager's failure to follow     DETERMINING WHETHER A VIOLATION HAS
up on reasonable questions is, in itself, a          OCCURRED
violation of Company policy.
                                                     If the alleged violation of this Code concerns
HOW TO ASK A QUESTION                                an executive officer or director, the
                                                     determination of whether a violation has
Whenever possible, an employee should work with      occurred shall be made by the Audit Committee of
his/her immediate supervisor to get answers to       the Board of Directors, in consultation with the
routine questions.                                   Company's external legal counsel as the Audit
                                                     Committee deems appropriate.
If a supervisor's answer does not resolve a
question or if an employee has a question that       If the alleged violation concerns any other
he/she cannot comfortably address to his/her         employee, the determination of whether a
supervisor, he/she should go to the Chief            violation has occurred shall be made by the
Executive officer.                                   Chief Executive Officer, in consultation with
                                                     legal counsel as the Chief Executive Officer
Directors should bring any questions to the          deems appropriate.
Chairman of the Audit Committee.

                                                 12


In determining whether a violation of this Code      If a request for prior approval relates to an
has occurred, the committee or person making         executive officer or director, the determination
such determination may take into account to what     with respect to the approval shall be made by
extent the violation was intentional, the            the Audit Committee of the Board of Directors,
materiality of the violation from the                in consultation with such external legal counsel
perspective of either the detriment to the           as the Audit Committee deems appropriate.
Company or the benefit to the director,
executive officer or employee, the policy behind     If a request for prior approval relates to any
the provision violated and such other facts and      other employee, the determination shall be made
circumstances as they shall deem advisable.          by the Chief Executive Officer, in consultation
                                                     with such external legal counsel as the Chief
Acts or omissions determined to be violations of     Executive Officer deems appropriate unless the
this Code by other than the Audit Committee          matter is quantitatively or qualitatively
under the process set forth above shall be           material or outside the ordinary course of
promptly reported to the Audit Committee and by      business, in which case such determination shall
the Audit Committee to the Board.                    be made by the Audit Committee.

CONFIDENTIALITY                                      All approvals (other than those approved by the
                                                     Audit Committee) shall be promptly reported to
Reports of suspected violations will be kept         the Audit Committee.
confidential to the extent possible and
consistent with the conduct of an appropriate        WAIVERS
investigation.
                                                     You must request a waiver of a provision of this
NO RETALIATION                                       Code if there is a reasonable likelihood that
                                                     your contemplated action will violate the Code.
Retaliation in any form against an employee who
has, in good faith, reported a violation of this     If a waiver request relates to an executive
Code will not be tolerated.                          officer or director, the determination with
                                                     respect to the waiver shall be made by the Audit
CONSEQUENCES OF A VIOLATION                          Committee of the Board of Directors, in
                                                     consultation with such external legal counsel as
Employees who violate this Code, or who fail to      the Audit Committee deems appropriate. Any
report violations of which they are aware or         waivers granted by such committee shall be
should be aware, will subject themselves to          submitted to the Board for ratification.
disciplinary action up to and including
dismissal. Some violations may also result in        If a waiver request relates to any other
civil liability and/or lead to criminal              employee, the determination shall be made by the
prosecution.                                         Chief Executive Officer, in consultation with
                                                     such external legal counsel as the Chief
PRIOR APPROVALS                                      Executive Officer deems appropriate, unless the
                                                     matter is quantitatively or qualitatively
Whenever the requirement for prior approval          material or outside the ordinary course of
appears in this Code, it means that a writing        business,
setting forth the pertinent facts of the
situation under consideration shall be submitted
according to the following process.

                                                 13


  in which case such determination shall be made by the Audit Committee.

  All waivers of this code (other than those approved by the Audit Committee) shall be promptly reported to the Audit Committee.

  Waivers will not be granted except under extraordinary or special circumstances.

  UPDATES AND CHANGES

  This Code will be reissued from time to time to remind employees, officers and directors of its specifics and to make changes and clarifications based on experience and suggestions.

CONTACTS

TO ASK QUESTIONS AND/OR TO REPORT
VIOLATIONS TO COMPANY MANAGEMENT

  Jack Blair, President and CEO
  RobRoy Walters, EVP and CFO
  Aaron Heighton, Internal Audit
  Mary Cronacher, VP and Human
  Resource Coordinator

TO REPORT VIOLATIONS TO THE BOARD OF
DIRECTORS

  Herbert Karlet, Audit Committee
  Chairman at (740) 894-6284




                                                   14